Exhibit 99.1Press Release of the Registrant

Contact:	Terry L. Cochran, President and CEO 541/298-6633 or tcochran@columbiabancorp.com Staci L. Coburn, EVP and CFO 541/298-3169 or scoburn@columbiariverbank.com

COLUMBIA BANCORP ADDS PRESIDENT OF COLUMBIA GORGE COMMUNITY COLLEGE AS
NOMINEE TO ITS BOARD OF DIRECTORS

The Dalles, Oregon – March 19, 2009 – Columbia Bancorp (Nasdaq: CBBO), the bank holding company for Columbia River Bank, has announced the nomination of Dr. Frank K. Toda to the company’s Board of Directors.  Prior to being eligible to serve as a director, Dr. Toda’s nomination must be approved by the Federal Deposit Insurance Corporation and the Oregon Division of Finance and Corporate Securities, the bank’s primary regulators.

A Mid-Columbia native, Dr. Toda achieved the rank of Colonel during his distinguished, 30-year career in the U.S. Air Force, including a six-year assignment as Chief Financial Officer and Program Manager for the Department of Defense.  He later served as a management consultant and quality improvement director for the Air Force.

Dr. Toda is currently President of Columbia Gorge Community College in The Dalles.  He holds a Bachelor’s degree in Industrial Management and a Master’s degree in Behavior Sciences from the University of Portland (Oregon), as well as a Master’s degree in Systems Management and a Ph.D. in Education—both from the University of Southern California.

As a senior member of the American Society for Quality (ASQ), Dr. Toda has earned the designations of Quality Fellow and Certified Quality Manager, and has served as the ASQ representative to the American Association of Community Colleges.  He received personal recognition from Vice President Albert Gore for his efforts related to government performance improvement.

“I look forward to working together with the existing Board members to help forge a future for Columbia that well serves its shareholders, customers and employees, and which pays honor to the communities it serves,” said Toda.

Chairman of the Board Richard E. Betz said, “Dr. Toda’s commitment to excellence is a natural fit for our company.  The wisdom and judgment he has cultivated during his noteworthy career make him an ideal and welcomed addition to the Board.”

Terry L. Cochran, President and Chief Executive Officer, adds, “The unique and diverse perspective Dr. Toda brings to the table will be invaluable to the Board and the company’s future.”

ABOUT COLUMBIA BANCORP

Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 21 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Vancouver, Pasco and Richland, Washington.   To supplement its community banking services, Columbia River Bank also provides brokerage services through CRB Financial Services Team.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements about Columbia Bancorp’s plans and anticipated results of operations and financial condition. These statements relate primarily, but are not limited, to statements about management’s present plans and intentions to address the obligations we have assumed by entering into the cease-and-desist order, and our expectations of success in those endeavors. Additional forward-looking statements include plans and expectations about our strategy, growth, and deployment of resources, and expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management’s current plans and expectations, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to increase our regulatory capital to required levels and to maintain those levels during the pendency of the regulatory order; our eligibility to participate, and decisions about whether we will participate, in current and future capital assistance and troubled-asset relief programs; our ability to estimate accurately the potential for losses inherent in our loan portfolio; our sensitivity to local and regional economic and other factors that affect the collectability of our loans and the value of collateral underlying our secured loans; our ability to satisfy the terms and conditions of the regulatory order and to satisfy applicable banking laws and regulations; our ability to maintain a satisfactory and economically viable net interest margin during times of rapidly and significantly fluctuating interest rates; and our ability to attract and retain qualified, effective management. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward looking statements or the factors that may cause us to deviate from them, except as required by law.

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